    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999
                                                     REGISTRATION NO. ___-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          WESTERN WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

             Washington                                         91-1638901
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                             3650 131st Avenue S.E.
                           Bellevue, Washington 98006
                                 (425) 586-8700
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                   1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN
                              (Full title of plan)

     Alan R. Bender, Esq.                              Copy to:
   Executive Vice President,                     Gary J. Kocher, Esq.
 General Counsel and Secretary                 Preston Gates & Ellis LLP
 Western Wireless Corporation                    5000 Columbia Center
    3650 131st Avenue S.E.                         701 Fifth Avenue
  Bellevue, Washington 98006                   Seattle, Washington 98104
        (425) 586-8700                              (206) 623-7580

 (Name, address, including ZIP code, and
  telephone number, including area code,
        of agent for service)

====================================================================================================================
                                                                               Maximum
   Title of securities         Amount to be         Maximum offering      aggregate offering         Amount of
    to be registered           registered(1)        price per unit(3)          price(3)         registration fee(3)
====================================================================================================================
Common Stock, no par
value no par value per
share                       1,750,703 shares(2)         $37.8125             $66,198,457             $18,403(2)
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) This Registration Statement relates to 1,750,703 shares issuable pursuant to the Registrant's 1994 Management Incentive Stock Option Plan (the "Plan"). 5,849,297 shares issuable under the Plan have been previously registered under Registration Statement No. 333-10421. Pursuant to General Instruction E to Form S-8, the filing fee paid herewith is in respect of the additional securities registered hereby.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c), based upon the average of the high and low prices reported on August 30, 1999, as reported on the Nasdaq Stock Market.

     This purpose of this Registration Statement is to register additional securities of the same class as other securities for which Registration Statement No. 333-10421 is effective. The contents of Registration Statement No. 333-10421 are incorporated herein by reference.

ITEM 8.  EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             ------------
4.1* -- Western Wireless Corporation, 1994 Management Incentive Stock Option
        Plan

5.1  -- Opinion of Preston Gates & Ellis LLP

23.1 -- Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)

23.2 -- Consent of Arthur Andersen LLP

-------------------
* Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2432)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 31st day of August, 1999.

                               WESTERN WIRELESS CORPORATION



                               By             /s/  Alan R. Bender
                                  ---------------------------------------------
                                                   Alan R. Bender
                                          Executive Vice President, General
                                                Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 31st day of August, 1999.

      SIGNATURE                                         TITLE
      ---------                                         -----
 /s/  John W. Stanton                    Chairman, Chief Executive Officer and
----------------------------             Director (Principal Executive Officer)
   John W. Stanton


 /s/ Mikal J. Thomsen                    President
----------------------------
   Mikal J. Thomsen


 /s/  Scott Soley                        Director of Accounting (Chief Accounting
----------------------------             Officer)
     Scott Soley


 /s/ John L. Bunce, Jr.                  Director
----------------------------
  John L. Bunce, Jr.


 /s/ Mitchell R. Cohen                   Director
----------------------------
  Mitchell R. Cohen


 /s/ Daniel J. Evans                     Director
----------------------------
   Daniel J. Evans


    /s/ Jonathan M. Nelson                Director
----------------------------
  Jonathan M. Nelson

      /s/ Terence M. O'Toole              Director
----------------------------
Terence M. O'Toole


             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


EXHIBIT                           DESCRIPTION
------                            -----------
4.1* -- Western Wireless Corporation, 1994 Management Incentive Stock Option
        Plan

5.1  -- Opinion of Preston Gates & Ellis LLP

23.1 -- Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)

23.2 -- Consent of Arthur Andersen LLP

--------------------
* Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2432)